Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Umpqua Holdings Corporation of our report dated February 15, 2013, with respect to the consolidated balance sheets of Umpqua Holdings Corporation and Subsidiaries (Umpqua) as of December 31, 2012 and 2011, and the related consolidated statements of income,  comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and of our same report, with respect to Umpqua’s internal controls over financial reporting as of December 31, 2012, which report is included in this annual report on Form 10-K of Umpqua for the year ended December 31, 2012.

•	Registration Statement on Form S-3ASR (No. 333-155997)
•	Registration Statement on Form S-8 (No. 333-144766)
•	Registration Statement on Form S-8 (No. 333-143347)
•	Registration Statement on Form S-8 (No. 333-135071)
•	Registration Statement on Form S-8 (No. 333-117680)
•	Registration Statement on Form S-8 (No. 333-117679)
•	Registration Statement on Form S-8 (No. 333-105637)
•	Registration Statement on Form S-8 (No. 333-101357)
•	Registration Statement on Form S-8 (No. 333-58978)
•	Registration Statement on Form S-8 (No. 333-77259)

/s/ Moss Adams LLP

Portland,  Oregon

February 15, 2013